Exhibit 99.1

Lesaka completes the acquisition of Adumo, cementing its position as the leading independent fintech in Southern Africa

JOHANNESBURG, October 2, 2024 - Lesaka Technologies, Inc. ("Lesaka" or the "Company") (Nasdaq: LSAK; JSE: LSK) today announced it has completed its acquisition of Adumo RF (Pty) Ltd ("Adumo"). The transaction was settled through the issuance of 17,279,803 shares of Lesaka's common stock and a cash payment ZAR 232.2 million ($13.4 million), implying a total purchase consideration of ZAR 1.67 billion ($96.2 million) using Lesaka's October 1, 2024, closing price on the Johannesburg Stock Exchange of ZAR 83.05 per share. All amounts in this release have been translated to U.S. dollars at the October 1, 2024, closing exchange rate of $1: ZAR 17.34.

The acquisition of Adumo, South Africa's largest independent payments processor with over 20 years' experience in payment solutions, reinforces Lesaka's position as natural consolidator of Southern African fintech. The acquisition enhances the Company's strengths in both its consumer and merchant markets and follows the successful integration of the Connect and Kazang businesses and the recent acquisition of Touchsides.

Lesaka CEO Southern Africa Lincoln Mali said: "The Adumo transaction is an exciting addition to the Lesaka story. It significantly enhances our technology platform, adding customers, solutions, and meaningful scale. Lesaka's full-service fintech platform will serve 1.7 million active consumers, 120 000 merchants, and process over ZAR 270 billion in throughput (ZAR 45 billion card, ZAR 105 billion VAS and ZAR 120 billion cash) per year in our connected ecosystem as we facilitate the digitization of commerce in our markets . The Group will have over 3 300 employees operating on the ground in 5 countries: South Africa, Namibia, Botswana, Zambia, and Kenya.

I would like to extend a warm welcome to all the Adumo employees, as well as Adumo Chief Executive Paul Kent who joins our executive leadership team. Paul will take responsibility for our merchant pillar. I would also like to welcome Crossfin Chief Executive Dean Sparrow who joins our board as a non-executive director and our new shareholders - Apis Growth Fund I and African Rainbow Capital, the largest shareholder of Crossfin."

Adumo CEO Paul Kent said: "We are thrilled to be joining the Lesaka group, creating a Southern African fintech of significant scale, with leading positions in several verticals and sectors. Our businesses are a natural fit with the combined solution set, distribution network and technologies positioning us perfectly to take advantage of the digitization across our economy. We continue to innovate and expand the holistic suite of products and services offered to our merchants in solving for their pain points."

Steve Heilbron, Head of Corporate Development at Lesaka added: "This is an exciting day for us and for the customers that we serve. Bringing the Adumo business into the fold is a landmark transaction for Lesaka. The acquisition materially broadens our product offering to our customers and deepens our penetrations in both the merchant and consumer segments. This will accelerate our growth profile. The combined scale and solutions of our fintech platform significantly enhances our ability to innovate and disrupt as well as providing a beachhead into new markets opportunities. There is a strong alignment of culture and values between Lesaka and Adumo, we look forward to integrating our teams. I would also like to take this opportunity to welcome Paul Kent, to Lesaka. We are very excited to have him and his team on board."

Purchase of shares from indirect Adumo shareholders

In fulfilment of one of the conditions of the transaction, Lesaka has agreed to purchase 2,601,410 shares of its common stock, through a wholly owned subsidiary, for ZAR 207.2 million ($12.0 million), or ZAR 79.66 per shares, to provide cash liquidity to a group of indirect Adumo shareholders who were unable to receive Lesaka shares under their investment mandates. The purchase is expected to complete in early October 2024.

About Adumo

Adumo is South Africa's largest independent payments processor with over 20 years of experience, delivering integrated payment solutions that simplify transactions for businesses of all sizes. Adumo serves approximately 23,000 active merchants with operations across South Africa, Namibia, Botswana and Kenya. For more than two decades, Adumo has facilitated physical and online commerce between retail merchants and end-consumers by offering a unique combination of payment processing and integrated software solutions, which currently include embedded payments, integrated payments, reconciliation services, merchant lending, customer engagement tools, card issuing program management and data analytics.

Adumo operates across three businesses, which provide payment processing and integrated software solutions to different end markets:

  The Adumo Payments business offers payment processing, integrated payments and reconciliation solutions to small and medium ("SME") merchants in South Africa, Namibia and Botswana, and also provides card issuing program management to corporate clients such as Anglo American and Coca-Cola;

  The Adumo ISV business, also known as GAAP, has operations in South Africa, Botswana and Kenya, and clients in a further 21 countries, and is the leading provider of integrated point-of-sales software and hardware to the hospitality industry in Southern Africa, serving clients such as KFC, McDonald's, Pizza Hut, Nando's and Krispy Kreme; and,
  The Adumo Ventures business offers online commerce solutions (Adumo Online), cloud-based, multi-channel point-of-sales solutions (Humble) and an aggregated payment and credit platform for in-store and online commerce (SwitchPay) to SME merchants and corporate clients in South Africa and Namibia.

Adumo generates the majority of its revenue from per transaction fees that are calculated as a percentage of transaction value, and software-as-a-service ("SaaS") subscription fees charged to merchants. As of June 30, 2024, Adumo employed approximately 950 employees throughout Southern Africa.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers (B2C) and merchants (B2B), improving people's lives and increasing financial inclusion in the markets in which we operate. We offer a wide range of solutions including transactional accounts (banking), lending, insurance, cash management solutions, card acceptance, supplier payments, software services and bill payments. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Ian Harrison

Email: Ian@thenielsennetwork.com